CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Knickerbocker Capital Corporation


We hereby consent to the inclusion in the Form 10-SB Registration
Statement of our Report of Independent Registered Public
Accounting Firm dated February 28, 2005, on our audit of the financial statements of Knickerbocker Capital Corporation as of and for the years ended December 31, 2004 and 2003.


Sincerely,

Child, Sullivan & Company


Child, Sullivan & Company
Kaysville, UT
December 30, 2005




Child, Sullivan & Company
A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037
	  Phone:  801-927-1337  Fax:  801-927-1344